UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On December 1, 2020, uniQure biopharma BV, a wholly owned subsidiary of uniQure N.V. (the “Company”), entered into an amendment to its Collaboration and License Agreement with Bristol-Myers Squibb Company (“BMS”), dated April 6, 2015 (the “CLA”), pursuant to which the parties are collaborating to discover and develop gene therapy products for the treatment of cardiovascular and other diseases. Additionally, On December 1, 2020, the Company and E.R. Squibb and Sons, LLC, a subsidiary of BMS, entered into an amendment of the Master Clinical Supply Agreement, dated April 25, 2017 (the “Supply Agreement”, and together with the CLA, the “Collaboration Agreements”), for the supply of clinical gene therapy products pursuant to the CLA.

Summary of Original CLA

In May 2015, the Company entered into the now-amended CLA that provided BMS with exclusive access to the Company’s gene therapy technology platform for the research, development and commercialization of therapeutics aimed at multiple targets in cardiovascular and other diseases (“Collaboration Targets”). During the initial research term of the CLA, the Company supported BMS in discovery, non-clinical, analytical and process development efforts in respect of the Collaboration Targets. The initial four-year research term under the collaboration expired on May 21, 2019. In February 2019, BMS requested a one-year extension of the research term. In April 2019, following an assessment of the progress of this collaboration and the Company’s expanding proprietary programs, the Company notified BMS that the Company did not intend to agree to an extension of the research term but rather preferred to restructure or amend the collaboration to reduce or eliminate certain of the Company’s obligations under it.

The CLA as Amended

On December 1, 2020, BMS and the Company entered into an amendment to the CLA (the “Amendment”) reflecting the parties’ negotiations. Under the Amendment, BMS will be limited to the four Collaboration Targets that it previously designated (under the original CLA, BMS was entitled to designate up to ten Collaboration Targets), and the Company will continue to support the development of these four Collaboration Targets. Additionally, for a period of one-year from the effective date of the Amendment, BMS may replace up to two of these four Collaboration Targets with up to two new targets in the field of cardiovascular disease.

Under the Amendment, the research term has not been extended. However, for any Collaboration Targets that may be advanced, the Company will be responsible for manufacturing of research, clinical and commercial supplies using the Company’s vector technologies and industrial, proprietary insect-cell based manufacturing platform. BMS will reimburse the Company for its costs in support of the collaboration during the research, development, and clinical phases, and BMS will lead development, regulatory and commercial activities for any Collaboration Targets that may be advanced. The Company also has the obligation to provide access to its technology and know-how in the field of gene therapy to support up to four Collaboration Targets as may be designated pursuant to the terms of the Amendment and to support the collaboration through participating in a joint steering committee and other governing bodies. Subject to the terms of the CLA, BMS has the right to terminate the research, clinical and commercial supply relationships, and has certain remedies for failures of supply, up to and including technology transfer for any such failure that otherwise cannot be reasonably resolved. Both BMS and the Company may agree to a technology transfer of manufacturing capabilities pursuant to the terms of the CLA.

The Company has agreed to certain restrictions on its ability to work independently of the collaboration, either directly or indirectly through any affiliate or third party, on certain programs that would be competitive with a Collaboration Target. The Company has agreed to indication exclusivity for the current four Collaboration Targets. BMS may add or change the exclusive indications in the process of replacing Collaboration Targets as described above. The Company can opt out of the indication exclusivity by giving up certain economic rights under the CLA for each such indication that is affected by the Company opting out. If the Company opts out of an exclusive indication, the Company could pursue other targets for such indication other than a Collaboration Target.

Termination of Existing Warrants / Creation of a Change of Control Payment

Under the Amendment, the warrants that provided BMS with the ability in certain circumstances to acquire up to 19.9% of the Company are terminated. Instead, in the event of a change of control of the Company, BMS will receive a payment subject to certain limits to the amount paid to BMS.

Additional Agreement

The Company and BMS have simultaneously entered into a non-material Project Services Agreement for the purpose of the generating a library of AAV capsids for BMS’s use in the research and development of gene therapy applications. The activities under the Project Services Agreement will be conducted separately from the activities under the CLA.

The foregoing description of the terms of the Collaboration Agreements is not complete and is qualified in its entirety by reference to the text of those agreements, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Extraordinary General Meeting of Shareholders (“EGM”) on Tuesday, December 1, 2020. The total number of the Company's ordinary shares (“Ordinary Shares”) eligible to vote at the EGM was 44,501,667, with one vote per Ordinary Share. The Company's shareholders voted on the following agenda item, which is described in more detail in the Company's proxy statement filed in connection with the EGM:

Agenda Item II - To appoint Dr. Robert Gut as a non-executive director

Regarding the proposal to appoint Dr. Robert Gut as a non-executive director of the Company's Board of Directors for a term ending at the Company's 2022 Annual General Meeting, 29,140,381 votes were cast in favor of the proposal, 153,755 votes were cast against the proposal, 14,054 votes abstained, and there were no non-votes and no uncast votes.

Item 8.01 Other Events.

On December 7, 2020, the Company issued a press release entitled “uniQure Announces Two-Year Follow-Up Data from the Phase IIb Study of Etranacogene Dezaparvovec and Long-Term Follow-Up Data for AMT-060 in Patients with Hemophilia B.” The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

99.1	Press Release dated December 7, 2020, entitled “uniQure Announces Two-Year Follow-Up Data from the Phase IIb Study of Etranacogene Dezaparvovec and Long-Term Follow-Up Data for AMT-060 in Patients with Hemophilia B”

104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: December 7, 2020	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

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